                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in (i) Registration Statement No. 33-73900 of Roberds, Inc. on form S-8, (ii) Registration Statement No. 33-81086 of Roberds, Inc. of Form S-8, (iii) Registration Statement No. 33-79182 of Roberds, Inc. on Form S-8, (iv) Registration Statement No. 33-97262, of Roberds, Inc. on form S-8, (v) Registration Statement No. 333-19903 of Roberds, Inc. on Form S-8 (vi) Registrations Statement No. 333-43977 of Roberds, Inc. on Form S-8 and (vii) Registration Statement No. 333-37829 of Roberds, Inc. on Form S-8 of our report dated March 8, 1998 on the Roberds, Inc. Employee Stock Purchase Plan appearing in this Amendment Number 1 to the Annual Report on Form 10-K of Roberds, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Dayton, Ohio
March 20, 1998






                                       23